Exhibit 14(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment No. 2 to the Registration Statement on Form N-14 of Northern Lights Fund Trust II with respect to the Beacon Dynamic Allocation Fund, a series of shares of Northern Lights Fund Trust II.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

November 24, 2025